                                                                      EXHIBIT 21

                            PARENT AND SUBSIDIARIES

                 The following is a list of El Paso Natural Gas Company and its subsidiaries as of December 31, 1993:

                                                                        State or
                                                                        Place of
       Company (1)                                                    Incorporation
       -----------                                                    -------------
El Paso Natural Gas Company
     The El Paso Company                                                  Delaware
     El Paso Development Company                                          Delaware
         Ex-Mission Ranches, Inc.                                         Delaware
     El Paso Energy Development Company (2)                               Delaware
     El Paso Field Services Company                                       Delaware
     El Paso Gas Marketing Company (3)                                    Delaware
     El Paso Mojave Pipeline Co. (4)                                      Delaware
     El Paso Natural Gas Foundation                                       Texas
     El Paso Natural Gas Service Company                                  Delaware
     EPNG Mojave, Inc. (4)                                                Texas
     Mt. Franklin Insurance Ltd.                                          Bermuda

- -----------------------------------

(1) The names under which such companies do business are as listed unless otherwise footnoted.
(2) Also qualified to do business in New York under the name "El Paso Energy Development Company Inc."
(3) Also qualified to do business in New York under the name "El Paso Gas Marketing Company, Inc."
(4) Mojave Pipeline Operating Company is a wholly owned subsidiary of Mojave Pipeline Company, a Texas general partnership, in which each of El Paso Mojave Pipeline Co. and EPNG Mojave, Inc. own a 50% interest.